Exhibit 99.1
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

APRIL 30, 2013	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS INCREASE IN QUARTERLY EARNINGS

Jasper, Indiana - April 30, 2013 -- German American Bancorp, Inc. (NASDAQ: GABC) reported increased quarterly earnings and continued balance sheet growth during the first quarter of 2013, as compared to the same quarter of the prior year. German American’s first quarter 2013 net income of $5.8 million, or $0.46 per share, represented an increase of approximately 5%, on a per share basis, above the net income of $5.6 million, or $0.44 per share, reported in the first quarter of 2012.

As compared to the same quarter prior year results, this quarter’s earnings were positively affected by a $1.1 million increase in total non-interest income, driven primarily by an approximately $400 thousand increase in insurance revenue and a $200 thousand increase in trust fees, as well as a nearly $600 thousand elevated level of net gains on the sales of securities in the current year.

Further enhancing the level of the Company’s first quarter 2013 earnings was a $340 thousand reduction in the amount of provision for loan loss from that booked during the prior year’s first quarter. This reduction in the level of loan loss provision was related to a continued improvement during the first quarter of this year of an already strong level of asset quality within the Company’s loan portfolio.

German American also reported higher levels of loans and deposits as compared to the first quarter of last year. March 31, 2013 loans outstanding increased by $100 million, or 9%, while total deposits increased by approximately $55 million, or 3%, compared to March 31, 2012 total loans and deposits. This increase in both loans and deposits during the past year is reflective of the Company’s continued success in growing its base of both lending clients and deposit customers.

The Company’s net interest income declined by approximately $400 thousand while total non-interest expenses increased by approximately $875 thousand during the current year first quarter from the levels recorded during the first quarter of last year. The decline in net interest income during the first quarter of 2013 compared with the first quarter of 2012 was largely attributable to a decline in the accretion of loan discounts on acquired loans. The increase in total non-interest expenses in the current year first quarter relative to that of the same quarter last year resulted from increases of approximately $475 thousand in salaries and benefits and $250 thousand increase in data processing expenses.

Commenting on the Company’s continued trend of strong quarterly financial performance, Mark A. Schroeder, Chairman & CEO, stated, “The combination of solid organic deposit growth, a continuation of our historically strong level of asset quality within our loan portfolio, and significant revenue growth within the insurance and trust components of our business allowed our Company to book another quarter of impressive operating performance. Obviously, we have been able to achieve this due in large part to the financial strength of our borrowing clients, the confidence of our depositors, and the willingness of our customers to entrust us to deliver the very best in financial products and services across multiple lines of business within banking, insurance, investments, and trust. We sincerely thank all of our clients for giving us that opportunity”.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.15 per share which will be payable on May 20, 2013 to shareholders of record as of May 10, 2013.

Balance Sheet Highlights

Total assets for the Company totaled $1.979 billion at March 31, 2013, a decline of $27.3 million from year-end 2012 and an increase of $68.5 million compared with March 31, 2012. The Company’s investment portfolio increased by $43.2 million to $631.1 million during the first quarter of 2013. This increase was primarily the result of re-investment of funds early during the first quarter of 2013 following a security sale transaction late in the fourth quarter of 2012.

March 31, 2013 loans outstanding decreased by $11.3 million, or approximately 4% on an annualized basis, compared with year end 2012, and increased $100.1 million, or 9%, compared to March 31, 2012 total loans outstanding. The reduction in loans during the first quarter of 2013 compared with year end was largely related to a seasonal decline in agricultural loans.

End of Period Loan Balances	03/31/13	12/31/12	03/31/12
(dollars in thousands)

Commercial & Industrial Loans	$332,142	$335,373	$296,185
Commercial Real Estate Loans	498,582	488,496	450,874
Agricultural Loans	164,903	179,906	147,295
Consumer Loans	114,715	115,540	116,434
Residential Mortgage Loans	86,276	88,586	85,768
	$1,196,618	$1,207,901	$1,096,556

Non-performing assets totaled $12.0 million at March 31, 2013 compared to $12.4 million of non-performing assets at year-end 2012 and $19.2 million at March 31, 2012. Non-performing assets represented 0.61% of total assets at March 31, 2013 compared to 0.62% of total assets at December 31, 2012, and compared to 1.01% at March 31, 2012. Non-performing loans totaled $10.3 million at March 31, 2013 compared to $10.7 million at December 31, 2012, and compared to $16.3 million of non-performing loans at March 31, 2012. Non-performing loans represented 0.86% of total loans at March 31, 2013 compared with 0.89% of total outstanding loans at year-end 2012 and 1.49% of total loans outstanding at March 31, 2012.

Non-performing Assets
(dollars in thousands)
	3/31/13	12/31/12	3/31/12
Non-Accrual Loans	$9,944	$10,357	$15,672
Past Due Loans (90 days or more)	-	-	200
Restructured Loans	339	362	398
Total Non-Performing Loans	10,283	10,719	16,270
Other Real Estate	1,738	1,645	2,971
Total Non-Performing Assets	$12,021	$12,364	$19,241

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The Company’s allowance for loan losses totaled $15.7 million at March 31, 2013 representing an increase of $214,000 or 6% on an annualized basis from December 31, 2012 and flat to March 31, 2012. The allowance for loan losses represented 1.31% of period-end loans at March 31, 2013 compared with 1.29% of period-end loans at December 31, 2012 and 1.44% of period-end loans at March 31, 2012. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $3.1 million as of March 31, 2013, $3.5 million at year-end 2012 and $5.6 million at March 31, 2012.

Total deposits increased $19.0 million or 5% on an annualized basis, as of March 31, 2013 compared with December 31, 2012 total deposits and increased by approximately $55.1 million or 3% compared with March 31, 2012.

End of Period Deposit Balances	03/31/13	12/31/12	03/31/12
(dollars in thousands)

Non-interest-bearing Demand Deposits	$344,027	$349,174	$298,555
IB Demand, Savings, and MMDA Accounts	983,170	962,574	942,435
Time Deposits < $100,000	223,913	233,422	264,360
Time Deposits > $100,000	108,799	95,761	99,505
	$1,659,909	$1,640,931	$1,604,855

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Results of Operations Highlights – Quarter ended March 31, 2013

Net income for the quarter ended March 31, 2013 totaled $5,809,000 or $0.46 per share, a decrease of $385,000 or 6% from the fourth quarter of 2012 net income of $6,194,000 or $0.49 per share, and an increase of $207,000, or 4%, from the first quarter of 2012 net income of $5,602,000 or $0.44 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended March 31, 2013			Quarter Ended December 31, 2012			Quarter Ended March 31, 2012

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$16,831	$10	0.24%	$22,910	$7	0.12%	$60,139	$33	0.22%
Securities	634,423	3,816	2.41%	632,773	3,942	2.49%	585,375	4,224	2.89%
Loans and Leases	1,211,852	14,936	4.99%	1,194,173	15,377	5.13%	1,113,987	15,848	5.72%
Total Interest Earning Assets	$1,863,106	$18,762	4.07%	$1,849,856	$19,326	4.16%	$1,759,501	$20,105	4.59%

Liabilities
Demand Deposit Accounts	$336,472			$342,396			$291,863
IB Demand, Savings, and MMDA Accounts	$965,953	$382	0.16%	$967,147	$394	0.16%	$917,422	$526	0.23%
Time Deposits	334,679	852	1.03%	341,510	1,041	1.21%	364,499	1,520	1.68%
FHLB Advances and Other Borrowings	140,363	911	2.63%	117,526	888	3.01%	118,979	1,069	3.61%
Total Interest-Bearing Liabilities	$1,440,995	$2,145	0.60%	$1,426,183	$2,323	0.65%	$1,400,900	$3,115	0.89%

Cost of Funds			0.47%			0.50%			0.71%
Net Interest Income		$16,617			$17,003			$16,990
Net Interest Margin			3.60%			3.66%			3.88%

During the quarter ended March 31, 2013, net interest income totaled $16,225,000 representing a decrease of $369,000, or 2%, from the quarter ended December 31, 2012 net interest income of $16,594,000 and a decrease of $387,000, or 2%, compared with the quarter ended March 31, 2012 net interest income of $16,612,000. The tax equivalent net interest margin for the quarter ended March 31, 2013 was 3.60% compared to 3.66% in the fourth quarter of 2012 and 3.88% in the first quarter of 2012. The decline in net interest income during the quarter ended March 31, 2013 compared with the fourth quarter of 2012 was largely attributable to continued pressure on the net interest margin, and in particular on earning asset yields, as market interest rates continue at historically low interest rates.

The decline in net interest income during the first quarter of 2013 compared with the first quarter of 2012 was largely attributable to a decline in the accretion of loan discounts on acquired loans. The low interest rate environment also continued to put pressure on the Company’s net interest margin in the first quarter of 2013 compared with the first quarter of 2012. However, the Company’s ability to grow its outstanding loans during the past year largely offset that net interest margin compression to hold net interest income relatively stable absent the decline in accretion of loan discounts on acquired loans. Accretion of loan discounts on acquired loans contributed approximately 8 basis points on an annualized basis to the net interest margin in both the first quarter of 2013 and the fourth quarter of 2012 and 18 basis points in the first quarter of 2012.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The provision for loan loss totaled $350,000 during the quarter ended March 31, 2013 representing a decrease of $341,000 or 49% from the fourth quarter of 2012 and a decline of $340,000 or 49% from the first quarter of 2012. During the first quarter of 2013, the provision for loan loss represented approximately 12 basis points of average loans on an annualized basis while net charge-offs represented approximately 5 basis points of average loans on an annualized basis.

During the quarter ended March 31, 2013, non-interest income totaled $5,910,000, a decrease of $109,000 or 2%, compared with the quarter ended December 31, 2012, and an increase of $1,109,000, or 23%, compared with the first quarter of 2012.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	03/31/13	12/31/12	03/31/12
(dollars in thousands)

Trust and Investment Product Fees	$817	$638	$696
Service Charges on Deposit Accounts	955	1,075	935
Insurance Revenues	1,784	1,306	1,391
Company Owned Life Insurance	266	251	244
Interchange Fee Income	430	415	431
Other Operating Income	291	455	373
Subtotal	4,543	4,140	4,070
Net Gains on Loans	754	904	713
Net Gains on Securities	613	975	18
Total Non-interest Income	$5,910	$6,019	$4,801

Trust and investment product fees increased $179,000, or 28%, in the first quarter of 2013 compared with fourth quarter of 2012 and $121,000, or 17%, compared to the first quarter of 2012. The increase in the first quarter of 2013 compared both the fourth quarter of 2012 and first quarter of 2012 was due primarily to increased trust revenues.

Insurance revenues increased $478,000, or 37%, during the quarter ended March 31, 2013, compared with the fourth quarter of 2012 and increased $393,000, or 28%, compared with the first quarter of 2012. The increase during the first quarter of 2013 compared with both the fourth quarter of 2012 and the first quarter of 2012 was due to increased contingency revenue and increased commercial insurance revenue. Contingency revenue during the first quarter of 2013 totaled $246,000 compared with $52,000 during the first quarter of 2012. The fluctuation in contingency revenue during 2013 and 2012 is a normal course of business type of variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Other operating income decreased $164,000 or 36% during the quarter ended March 31, 2013 compared with the fourth quarter of 2012 and decreased $82,000 or 22% compared with the first quarter of 2012. The decrease in both comparative periods was largely related to the net loss on sales and write-downs of other real estate which totaled approximately $142,000 during the first quarter of 2013 compared with a net loss of $10,000 during the fourth quarter of 2012 and $35,000 during the first quarter of 2012.

Net gains on sales of loans totaled $754,000 during the quarter ended March 31, 2013, a decrease of $150,000, or 17%, compared to the fourth quarter of 2012 and an increase of $41,000, or 6%, compared with the first quarter of 2012. Loan sales totaled $42.5 million during the first quarter of 2013, compared with $58.6 million during the fourth quarter of 2012 and $54.1 million during the first quarter of 2012.

During the first quarter of 2013, the Company realized a net gain on the sale of securities of $613,000 related to the sale of approximately $29.8 million compared to $975,000 related to the sale of approximately $44.8 million of securities in the fourth quarter of 2012.

During the quarter ended March 31, 2013, non-interest expense totaled $13,462,000, an increase of $283,000, or 2%, compared with the quarter ended December 31, 2012, and an increase of $869,000, or 7%, compared with the first quarter of 2012.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	03/31/13	12/31/12	03/31/12
(dollars in thousands)

Salaries and Employee Benefits	$7,784	$7,677	$7,320
Occupancy, Furniture and Equipment Expense	1,850	1,791	1,772
FDIC Premiums	255	265	297
Data Processing Fees	353	325	114
Professional Fees	661	470	605
Advertising and Promotion	490	506	373
Intangible Amortization	367	386	442
Other Operating Expenses	1,702	1,759	1,670
Total Non-interest Expense	$13,462	$13,179	$12,593

Salaries and benefits increased $107,000, or 1%, during the quarter ended March 31, 2013 compared with the fourth quarter of 2012 and increased $464,000, or 6%, compared with the first quarter of 2012. The increase in salaries and benefits during the first quarter of 2013 compared with the first quarter of 2012 was primarily the result of an increased number of full-time equivalent employees due in part to an increased number of banking locations and increased costs related to the Company’s partially self-insured health insurance plan.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Data processing fees increased $28,000, or 9%, during the quarter ended March 31, 2013 compared with the fourth quarter 2012 and increased $239,000 or 210% compared with the first quarter 2012. The increase during the first quarter of 2013 compared with the first quarter of 2012 was largely related to the resolution of a contractual dispute during the first quarter of 2012 related to the acquisition of American Community Bancorp. An expense for the cancellation of a data processing contract was recorded in the first quarter of 2011, and upon resolution of the contractual dispute, a portion of that accrued expense was reversed in the first quarter of 2012.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 35 retail and commercial banking offices in 13 southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding the continuing growth and expansion of certain aspects of the Company’s business, its continued improvement in asset quality metrics, and the continuation of its trend of strong financial performance could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends. Such statements reflect our views with respect to future

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2013	2012	2012

ASSETS
Cash and Due from Banks	$22,045	$41,624	$26,365
Short-term Investments	6,917	7,463	86,630
Interest-bearing Time Deposits with Banks	2,703	2,707	4,977
Investment Securities	631,149	587,948	586,134

Loans Held-for-Sale	25,280	16,641	12,679

Loans, Net of Unearned Income	1,193,747	1,204,866	1,093,711
Allowance for Loan Losses	(15,734)	(15,520)	(15,766)
Net Loans	1,178,013	1,189,346	1,077,945

Stock in FHLB and Other Restricted Stock	8,340	8,340	8,340
Premises and Equipment	36,527	36,554	36,765
Goodwill and Other Intangible Assets	21,190	21,557	22,770
Other Assets	46,858	94,120	47,925
TOTAL ASSETS	$1,979,022	$2,006,300	$1,910,530

LIABILITIES
Non-interest-bearing Demand Deposits	$344,027	$349,174	$298,555
Interest-bearing Demand, Savings, and Money Market Accounts	983,170	962,574	942,435
Time Deposits	332,712	329,183	363,865
Total Deposits	1,659,909	1,640,931	1,604,855

Borrowings	114,223	161,006	115,170
Other Liabilities	18,102	19,337	18,409
TOTAL LIABILITIES	1,792,234	1,821,274	1,738,434

SHAREHOLDERS' EQUITY
Common Stock and Surplus	108,339	108,254	107,805
Retained Earnings	70,334	66,421	53,273
Accumulated Other Comprehensive Income	8,115	10,351	11,018
TOTAL SHAREHOLDERS' EQUITY	186,788	185,026	172,096

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,979,022	$2,006,300	$1,910,530

END OF PERIOD SHARES OUTSTANDING	12,665,826	12,636,656	12,627,365

BOOK VALUE PER SHARE	$14.75	$14.64	$13.63

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

INTEREST INCOME
Interest and Fees on Loans	$14,885	$15,311	$15,785
Interest on Short-term Investments and Time Deposits	10	7	33
Interest and Dividends on Investment Securities	3,475	3,599	3,909
TOTAL INTEREST INCOME	18,370	18,917	19,727

INTEREST EXPENSE
Interest on Deposits	1,234	1,435	2,046
Interest on Borrowings	911	888	1,069
TOTAL INTEREST EXPENSE	2,145	2,323	3,115

NET INTEREST INCOME	16,225	16,594	16,612
Provision for Loan Losses	350	691	690
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,875	15,903	15,922

NON-INTEREST INCOME
Net Gain on Sales of Loans	754	904	713
Net Gain on Securities	613	975	18
Other Non-interest Income	4,543	4,140	4,070
TOTAL NON-INTEREST INCOME	5,910	6,019	4,801

NON-INTEREST EXPENSE
Salaries and Benefits	7,784	7,677	7,320
Other Non-interest Expenses	5,678	5,502	5,273
TOTAL NON-INTEREST EXPENSE	13,462	13,179	12,593

Income before Income Taxes	8,323	8,743	8,130
Income Tax Expense	2,514	2,549	2,528

NET INCOME	$5,809	$6,194	$5,602

BASIC EARNINGS PER SHARE	$0.46	$0.49	$0.44
DILUTED EARNINGS PER SHARE	$0.46	$0.49	$0.44

WEIGHTED AVERAGE SHARES OUTSTANDING	12,641,842	12,631,538	12,600,435
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,661,692	12,651,225	12,619,914

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.17%	1.26%	1.19%
Annualized Return on Average Equity	12.49%	13.48%	13.18%
Net Interest Margin	3.60%	3.66%	3.88%
Efficiency Ratio (1)	59.76%	57.25%	57.79%
Net Overhead Expense to Average Earning Assets (2)	1.62%	1.55%	1.77%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.04%	0.37%	0.08%
Allowance for Loan Losses to Period End Loans	1.32%	1.29%	1.44%
Non-performing Assets to Period End Assets	0.61%	0.62%	1.01%
Non-performing Loans to Period End Loans	0.86%	0.89%	1.49%
Loans 30-89 Days Past Due to Period End Loans	0.51%	0.39%	0.35%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,983,915	$1,972,666	$1,882,157
Average Earning Assets	$1,863,106	$1,849,856	$1,759,501
Average Total Loans	$1,211,852	$1,194,172	$1,113,987
Average Demand Deposits	$336,472	$342,396	$291,863
Average Interest Bearing Liabilities	$1,440,995	$1,426,183	$1,400,900
Average Equity	$186,021	$183,841	$169,971

Period End Non-performing Assets (3)	$12,021	$12,364	$19,241
Period End Non-performing Loans (4)	$10,283	$10,719	$16,270
Period End Loans 30-89 Days Past Due (5)	$6,074	$4,646	$3,844

Tax Equivalent Net Interest Income	$16,617	$17,003	$16,990
Net Charge-offs during Period	$136	$1,093	$236

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.